1AlTi Global Third Quarter 2024 Earnings | November 8, 2024

2AlTi Global Notes and Important Disclosures About AlTi Global AlTi Global is a leading independent global wealth and alternatives manager providing entrepreneurs, multi-generational families, institutions, and emerging next-generation leaders with fiduciary capabilities as well as alternative investment strategies and advisory services. AlTi Global’s comprehensive offering is underscored by a commitment to impact or values-aligned investing and generating a net positive impact through its business activities. The firm currently manages or advises on approximately $77 billion in combined assets and has an expansive network across three continents. Forward-Looking Statements Some of the statements in this presentation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward- looking, including statements regarding future financial results, long-term value goals, restructuring and resegmentation expectations. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward- looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in AlTi’s registration statement on Form 10-K filed March 22, 2024, and in the subsequent reports filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Financial Information The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X promulgated under the Securities Act. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any registration statement that may be filed by AlTi Global. Due to rounding, numbers presented throughout this Presentation may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures. This Presentation (together with oral statements made in connection herewith, the “Presentation”) is for informational purposes only to assist interested parties in evaluating AlTi Global, Inc. (along with its consolidated subsidiaries, “AlTi Global” or the "Company"). Industry and Market Data Certain information contained in this Presentation relates to or is based on studies, publications, surveys and AlTi Global’s own internal estimates and research. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while AlTi Global believes its internal research is reliable, such research has not been verified by any independent source and none of AlTi Global or any of its affiliates nor any of their respective control persons, officers, directors, employees or representatives make any representation or warranty with respect to the accuracy of such information. Trademarks This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but AlTi Global, will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Use of Non-GAAP Financial Measures The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted Net Income (Loss), Adjusted EBITDA and EBITDA) are not GAAP measures of AlTi Global’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included in the Appendix of this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. AlTi Global believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

3AlTi Global at-a-glance U.S. vs. Non-U.S. AUM/AUA for top 25 wealth management clients 62% vs. 38%$77B Consolidated AUM/AUA 5 Acquisitions and integrations completed, or in process, globally since 2023 Client retention rate since 2020 96% 21 Offices across the globe in major financial centers Global strategic partnerships provide growth capital, access and relationships Years operating history focused on UHNW 20+ Note: Information as of September 30, 2024, unless otherwise noted Committed to impact strategies $5B 9 Years of average tenure for Wealth Management advisors ~97% Recurring revenues

4AlTi Global Comprehensive platform for UHNW families and wealth managers Large and expanding addressable market Uniquely global footprint Recurring and diversified revenue Strong capital position underpinned by transformative strategic partners Identified pipeline of inorganic growth opportunities World-class leadership team Becoming the preeminent, global UHNW wealth firm

How we got here

Over the past 40+ years, we have grown into an independent, global Ultra-High-Net-Worth wealth management platform with differentiated Alts and Impact Investing capabilities

1980

Establishment of **Tiedemann Investment Group ("TIG")**

TIG Advisors, LLC

Established the alternatives management firm focused on capital preservation & uncorrelated returns

1999

Founded Tiedemann Trust Company (later rebranded as **Tiedemann Wealth Management**)

TIEDEMANN ADVISORS

Enhanced suite of solutions by building a U.S.-focused multi-family office providing comprehensive financial advisory

2009

Global multi-family office created via development and acquisitions

Offices in London, Paris, Geneva, Hong Kong, Lugano and Lisbon

2023

Merger of entities and **listed on NASDAQ** on Jan 4, 2023

Rebrand to AlTi

Aimed to accelerate the growth, improve capital access and liquidity, and boost the market presence and credibility on a global scale

2024

Transformative strategic investments from two prominent institutional investors

Allianz X & Constellation Wealth Capital

Up to $450M (1)

Strategic investment to fuel AlTi's M&A pipeline, accelerate its international expansion and drive AlTi's organic growth

Now AlTi

Re-segmentation

Wealth & Capital Solutions

+

International Real Estate

Improve focus on the fast-growing wealth management sector, clarify the brand identity, and position AlTi for the next chapter of our journey

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1) Up to $450 million of strategic investment from Allianz X and Constellation Wealth Capital; As of Sep 30, 2024, AlTi has received $250 million investment from Allianz X and $150 million investment from Constellation Wealth Capital

Our addressable market –Wealth management

HNW / UHNW market is estimated at **$102T** and is expected to grow at a **~7%** CAGR to 2028 (1) (2) (3)



$264T (2) (4)
Global Financial Wealth
$102T (1) (2) (3)
HNW and UHNW
Investible Financial Wealth
AITi
$77B (5)
0.08%

Enormous upside potential, providing AITi a long runway for future growth

Independent channels continue to gain market share



Market Share by Advisor Channel (6)
RIA
B/D
Wirehouse
39%
40%
21%
2014
32%
40%
28%
2024E
28%
41%
31%
2027E

1) Source: Morgan Stanley and Oliver Wyman, "*Longevity Unlocked: Retiring in the Age of Aging*": investable personal financial wealth includes investable assets (deposits, equities, bonds, mutual funds and alternatives), excluding assets held in insurance policies, pensions and direct real estate or any other real assets
2) TAM assets for global financial wealth and for high-net-worth (HNW) and ultra-high-net-worth (UHNW) investible financial wealth reflect 2023 figures
3) High-net-worth (HNW) refers to individuals with a net worth of at least $5 million and ultra-high-net-worth (UHNW) refers to individuals with a net worth of at least $50 million
4) Source: Allianz Global Wealth Map; figures in EUR converted to USD using exchange rate of 1.105 as of 12/31/2023; financial wealth includes financial assets for private households
5) Represents AITi's AUM/AUA as of September 30, 2024
6) Source: Cerulli, U.S. RIA Marketplace 2023: RIA includes hybrid and independent RIAs; Broker Dealers include National and regional B/D, IBD, Insurance B/D and Retail bank B/D

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Our addressable market – Alternatives and Impact for UHNW

Global Demand for Alternatives[1]

Alternative AUM/AUA Growth and Forecast (2017-2030P)
$Trillions



10% CAGR
$9
$17
$29
$30
2017
2023
2029P
2030P

Increasing demand for alternatives, an estimated **$30 trillion market** by the end of 2030, **aligns with our expertise**

71% of relationship managers say UHNW investors favor alts more than clients from other wealth bands[2]

With Impact Priority[2]

Relevance of ESG Factors



Request ESG scores
Do not request ESG scores
32%
68%
of HNWIs request ESG scores for their sustainable product investments
68%

Clients and investors understand and want to invest responsibly and with **intent, as they think about legacy**

45% of UHNW investors view ESG as **essential** in their wealth management decisions[3]

1) Source: Preqin, *Global alternatives markets on course to exceed $30tn by 2030*
2) Source: Capgemini research institute, 2024 World Wealth Report
3) Source: Capgemini research institute, *Wealth managers can reignite investors' waning ESG enthusiasm*

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8AlTi Global Business Overview

How we serve our clients

Investment Advisory Services

- Customized portfolios
- Differentiated expertise in alternatives and impact
- Newly established private debt partnership with Allianz
- Comprehensive, integrating reporting

Trust & Fiduciary

- Tax optimization
- Optimal wealth structures
- Global trustee services
- Administration of partnership structures

Governance & Education

- Values and mission development
- Wealth review and beneficiary alignment
- Family engagement / family governance / meeting facilitation
- Multigenerational education



Clients
Minimum of ~$25M in investable assets[1]

Estate & Wealth Planning

- Estate and succession planning
- Event and asset planning
- Tax management and mitigation

Philanthropy & Purposeful Giving

- Mission and outcomes
- Tax and planning strategies
- Governance and board management
- Foundation management

Family Office Services

- Accounting and financial modelling
- Bill pay, payroll and benefits, reporting
- Entity creation and management
- Coordination with outside advisors

AlTi Clients

UHNW individuals and families	Foundations & endowments	Sovereign Wealth Funds	Single-family offices	Multi-family offices	Institutional investors

1) General guidance; may differ based on specific client circumstance

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How we generate revenue

AlTi's topline performance is driven by recurring fee streams

~ 80% Recurring revenue (1)


Highly recurring
revenue nature

~ 20% Non-recurring revenue (1)

Management / advisory fees

- Investment management, advisory, trustee, and administration fees
- Management fees in Distributions from investments (4)
- Earned principally from Wealth & Capital Solutions segment
- Calculated primarily as a percentage of AUM/AUA

Other revenue

- Incentive fees in Distributions from investments (2)
- Incentive / performance fees (3)
- Other fees / income

Stable fee rates, long-duration clients and largely fee-on-assets revenue base underpin the recurring revenue model

1) Percentage represents illustrative contribution to total revenue informed by historical performance
2) Includes incentive fees distributed from AlTi's economic interest in the External Strategic Managers
3) Includes primarily incentive fees from funds managed by AlTi's Arbitrage platform; primarily recognized in Q4 of a given year
4) Includes management fees distributed from AlTi's economic interest in the External Strategic Managers

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11AlTi Global Note: Illustrative only; denotes general characteristics in each category Differentiated, comprehensive, and independent platform Well-positioned to meet and exceed the diverse needs of an expanding client base Boutique Multi-Family Offices Independent Wealth Managers End-market focus Platform approach HNW / UHNW expertise Tailored solutions Global Banks Size and scale International presence Independent, Integrated and International

12AlTi Global Toronto Aspen Seattle Portland San Francisco Dallas Miami Minneapolis Washington, D.C. Palm Beach Wilmington New York Lisbon Lugano Geneva Zurich Milan London Paris Singapore Hong Kong Global Footprint Unique global footprint Long-term expansion plan leveraging combined global footprint 9 Countries 21 Cities Market Opportunity Significant market size for UHNW clients Partner Footprint Strong AlTi and partner footprints Market Entry Low regulatory barriers and/or limited competition Scale Augment existing market presence or enter new markets with a clear path to meaningful scale AlTi Presence Global Headquarters Note: Information as of September 30, 2024

13AlTi Global AlTi is at an inflection point Strategic investment from Allianz X and CWC Partnerships and growth capital to turbocharge AlTi’s growth story World-class team AlTi has the management, governance, and employee talent to win Complementary businesses Interplay between Wealth and Alts is synergistic and underscores our unique story Operational efficiency AlTi is optimizing our operations and expense base to maximize efficiency Experience as a public company Two years after de-SPAC, AlTi has matured into a compelling story for public investors Tailwinds in UHNW Wealth Management AlTi’s core customer base is expected to grow substantially, benefitting our business

14AlTi Global Strategic investments provide capital, access and relationships Global financial services provider across the insurance and asset management sectors, providing financial security and certainty to its customers for 130+ years. CWC provides flexible, long-term capital solutions and strategic advisory support to scaled wealth management platforms, leveraging its deep industry experience and relationships. AlTi announced strategic investment of up to $450M from our partners, Allianz X and CWC Fund M&A pipeline for compelling inorganic growth opportunities1 benefits from the strategic investment Accelerate international growth and expand global footprint2 Execute upon organic growth and efficiency initiatives3 Strategic partnerships with deeply experienced partners4

Allianz and CWC's investment is already bearing fruit

AITi expects to use the Allianz X and Constellation Wealth Capital capital principally to fund accretive M&A

Notable acquisitions completed in 2024

Envoi[1]

- Minneapolis-based UHNW wealth manager with ~$3B AUM
- Expands operations to the Midwest region of the U.S., fortifying AITi's domestic footprint
- Completed on July 1, 2024

East End Advisors[2]

- New York-based independent advisory firm with ~$6B AUM
- Enhances Outsourced Chief Investment Officer (OCIO) capabilities
- Completed on April 3, 2024

Pipeline and criteria for future acquisitions

U.S. & International Markets	$2B to $20B AUM per Target in UHNW Managers	$1B to $10B AUM per Target in Strategic Alternatives

Profile	• Proven low volatility, long-duration earnings • Bias towards management vs. performance/incentive fee income • Attractive top-line growth potential • Proven high and sustainable margins • Accretive to earnings
Footprint/solutions	• Enter new, complementary and strategic markets • Grow market share in existing markets • Enhance solution set
Fit	• Ease of integration • Cultural alignment • Long-term, financially committed and incentivised management teams

1) See Form 8-K filed on July 1, 2024, and other Company filings with the SEC
2) See Form 8-K filed on April 1, 2024, and other Company filings with the SEC

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15

16AlTi Global Allianz partnership extends beyond growth capital AlTi and Allianz Global Investors announced a private markets investment program for UHNW wealth segment To provide unprecedented access to leading third-party managers with low minimum ticket sizes and expanded investment opportunities across strategies including secondaries & co-investments. Market Focus on $1.5 trillion global private credit market, initially focused on private debt Experience Tapping Allianz’ established, 25-year track record in private markets Scale Allianz represents one of the largest global private debt investors Growth Opportunity to reach massive, complementary Allianz client base and expand program into additional private markets asset classes Key Attributes A majority-owned joint venture to pioneer UHNW wealth access to private credit

Office ◢ US ◢ Europe

Leadership

Executive Team



Michael Tiedemann
Chief Executive Officer

CREDIT SUISSE
Banco Garantia



Kevin Moran
President /
Chief Operating Officer

Katten
FRM



Stephen Yarad
Chief Financial Officer

MFA
KPMG



Colleen Graham
Global General Counsel
and CRO

CREDIT SUISSE
BOSTON PRIVATE



Colin Peters
Chief Human
Resources Officer

ACA
NOMURA



Claire Verdirame
Chief Marketing Officer

HSBC
BARCLAYS



Jed Emerson
Chief Impact Officer

Business Leads



Nancy Curtin
CIO – Global WM

BARINGS
Schroders



Craig Smith
Chair- Global WM

J.P.Morgan
Patterson Belknap



Robert Weeber
President –
International WM

CREDIT SUISSE
J.P.Morgan



Brooke Connell
President – US WM

J.P.Morgan



Spiros Maliagros
Alternatives Platform

SEWARD & KISSEL LLP
TIG



Patrick Flaton
Real Estate

avignon

Broad, global industry experience

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Governance

Independent Board Directors



Timothy Keaney
Bank of New York
Board Chair



Norma Corio
American Express
Global Business Travel



Mark Furlong
BMO Harris Bank



Tracey Brophy Warson
Citi Private Bank



Nazim Cetin [1]
Allianz X



Andreas Wimmer [1]
Allianz SE

Dependent Board Directors



Michael Tiedemann
Chief Executive Officer



Ali Bouzarif
IlWaddi representative

Board Observer



Karl Heckenberg
CWC

Board Committees

- Audit, Finance and Risk
- Environmental, Social, Governance and Nominating
- Human Capital and Compensation
- Transaction

Trusted fiduciaries with strong individual track records

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1) Denotes Allianz Board Representatives

Public shares

Increase in publicly traded shares[1]

- AlTi has two classes of common shares – Class A and Class B
- Shares of Class B Common Stock are not publicly traded; however, Class B shareholders have the right to convert their Class B stock to Class A on a one-for-one basis
- Since de-SPAC, ~**9 million** Class B shares have been exchanged to Class A shares, increasing AlTi's traded stock liquidity
- **30%** of original employee and sponsor shares, i.e. ~12 million Class A shares and ~12 million Class B shares, will unlock in January 2025



47%
53%
45%
55%
40%
60%
40%
60%
34%
66%
33%
67%
2Q'23
3Q'23
4Q'23
1Q'24
2Q'24
3Q'24
Class A
Class B

Shareholder composition [2]



33.4%(7)
34.2%(3)
4.2% (6)
16.1%(5)
12.0%(4)
Strategic advisors (affiliates)
Section 16 Officers
Directors and employees
Institutional holders
Other public holders

1) Source: Company SEC filings
2) As of September 2024
3) Strategic advisors (affiliates) include Allianz SE, IIWaddi Holdings, and Global Goldfield Limited, as disclosed on Schedule 13D
4) Section 16 officers refer to key members of the Company's executive team who own common shares, as disclosed on Forms 3 and 4
5) Directors' share holding is based on Form 3 and 4 disclosure; Employees' share holding is based on estimated employee floor
6) Key institutional investors include Vanguard Group, BlackRock Institutional Trust, Geode Capital Management, and State Street Global Advisors, as disclosed on Schedule 13F
7) Other public holders' shareholding is calculated as the difference between total common shares outstanding and identified holders' holding

Note: All figures on this page are estimates based on company SEC filings and publicly available information

AlTi Global

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20AlTi Global Stable recurring revenue foundation Topline growth fueled by new partnerships Revenue diversification through emerging strategies and solutions Economies of scale that leverage global distribution platform Efficiencies driven by centralizing operations Accretive acquisition strategy Financial flexibility to capitalize on future growth opportunities 01. Topline Growth 02. Margin Expansion 03. Balance Sheet Strength Expected financial drivers Well-defined path with a clear trajectory for long term growth

21AlTi Global Financial Highlights

Third Quarter 2024 Highlights

Financial[1]	• Consolidated revenues of $53.3 million, increased 11% YoY
	  • Wealth & Capital Solutions revenues of $51.7 million, up 18% YoY
	• 97% of Total Revenues are recurring
	• GAAP Net Loss of $111.4 million, Adjusted Net Loss of $2.3 million
	• Non-cash Impairment loss on goodwill and intangible assets of $116.1 million
	• Consolidated Adjusted EBITDA of $9.6 million, increased $12.6 million YoY
	  • Wealth & Capital Solutions adjusted EBITDA of $13.4 million, up 62% YoY and Adjusted EBITDA margin of 26%

Key Performance Metrics	**Wealth & Capital Solutions** • $68.3 billion of AUM/AUA, increased 21.6% YoY, reflecting the East End Advisor and Envoi acquisitions, as well as strong market performance **International Real Estate** • $9.0 billion of AUM/AUA, decreased 24.9% YoY reflecting the sale of LXi and the repositioning of the business
Corporate	• Completed the acquisition of Envoi, a Minneapolis-based MFO with ~$3 billion in AUM in on July 1st • Received $250 million investment from Allianz X on July 31st, as part of strategic investment of up to $450 million from Allianz X and Constellation Wealth Capital • Commenced the previously announced strategic review of the real estate co-investment and fund management business and re-segmented the financials to better align with go-forward growth imperatives • After quarter end, on November 4th, announced a joint venture with Allianz X through which ultra-high-net-worth clients will be able to invest in top tier private market managers alongside Allianz Global Investors

AITi Global 22

1) Adjusted EBITDA and Adjusted Net Income (Loss) are non-GAAP measures. See reconciliations of non-GAAP measures and definitions in the Appendix.

Third Quarter 2024

Select Financial and Operating Metrics

- **Revenue** of $53.3M increased 11% YoY primarily due to an increase in management fees from the 13% increase in AUM/AUA associated with the acquisitions of East End Advisors and Envoi, as well as strong market performance. On a like for like basis, adjusting for the acquisitions and dispositions, total revenues would have also been up 11% YoY. 97% of total revenues in the quarter were from recurring fees.
- **Total Operating Expenses** of $69.4M decreased by $3.9M YoY. Normalized operating expenses, which exclude non-cash compensation, expenses related to severance costs, depreciation and amortization, and certain transaction and deal-related expenses, were $47.2 million, down $4.3 million, or 8% to the comparable period in 2023. In both cases the decline was due to foreign currency losses on intra-group funding arrangements in the prior year period.
- **Other Loss** of $104.9M primarily due to $116.1M goodwill and intangible asset impairment charges. Prior year period includes $153.9M of goodwill and intangible asset impairment charges
- **Adjusted EBITDA** of $9.6 increased $12.6 million YoY primarily reflecting higher recurring management fees in the current period and foreign currency losses in the prior year period. The adjusted EBITDA margin was 18%, compared to a negative margin in the comparable period in 2023
- **Adjusted Net loss** was $2.3M.
- **AUM/AUA** of $77.3B, composed of Wealth & Capital Solutions $68.3B and International Real Estate $9.0B, increased 13% YoY

($ in Millions)	3Q'24	2Q'24	3Q'23[2]
Revenue	**$53.3**	**$49.5**	**$48.2**
Mgmt./Advisory Fees	49.6	47.0	44.0
Incentive Fees	0.1	0.1	0.9
Distributions from Investments[1]	3.6	2.2	2.6
Other Income/Fees	0.1	0.1	0.7
Total Operating Expenses	**$69.4**	**$64.4**	**$73.3**
Operating Income (Loss)	(16.0)	(15.0)	(14.0)
Other Income (Loss)	(104.9)	5.2	(149.5)
GAAP Net Income (Loss)	**$(111.4)**	**$(9.0)**	**$(172.8)**
Adjusted Net Income (Loss)	**$(2.3)**	**$(2.6)**	**$(7.4)**
Adjusted EBITDA	**$9.6**	**$5.5**	**$(3.0)**
Adjusted EBITDA Margin	18%	11%	N/A
AUM/AUA ($B)	**$77.3**	**$71.9**	**$68.2**

1) Includes $2.0M, $1.9M and $2.6M in management fees from External Strategic Managers in Q3 2024, Q2 2024, and Q3 2023, respectively
2) Q3 2023 results throughout this presentation reflect immaterial changes to the previously reported figures.
Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AlTi Global

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Wealth & Capital Solutions

Select Financial and Operating Metrics

- **Revenue** of $51.7M increased 17% YoY, primarily due to an increase in management fees from the 22% increase in AUM/AUA associated with the acquisitions of East End Advisors and Envoi, as well as strong market performance. Distributions from investment from our External Managers also contributed to the revenue growth in the quarter. On a like for like basis, adjusting for the acquisition of East End Advisors and Envoi and the disposition of the European trust and private office business, revenues increased 9%. 97% of revenues were from recurring fees.
- **Total Operating Expenses** of $53.8M increased 6% over the prior year period. Normalized operating expenses, which exclude non-cash compensation, expenses related to severance costs, depreciation and amortization, and certain transaction and deal-related expenses, were $38.9M, up 4% YoY, primarily due to higher IT related costs.
- **Adjusted EBITDA** of $13.4M increased 62% YoY reflecting the acquisitions as well as the increased distributions from investments. The adjusted EBITDA margin was 26%, compared to 19% in the comparable period in 2023, reflecting the accretive acquisitions.
- **AUM/AUA** of $68.3B increased 22% over the comparable quarter of 2023 reflecting the acquisitions and strong market performance. Excluding the East End acquisition and the disposition of the European trust and private offices business, AUM/AUA increased 13%.

($ in Millions)	3Q'24	2Q'24	3Q'23
Revenue	**$51.7**	**$48.5**	**$44.0**
Mgmt./Advisory Fees	48.1	46.2	40.5
Incentive Fees	0.1	0.1	0.9
Distributions from investments[1]	3.6	2.2	2.6
Other Income/Fees	0.0	(0.1)	0.1
Total Operating Expenses	**$53.8**	**47.9**	**$50.8**
Operating Income (Loss)	(2.0)	0.6	(6.8)
Adjusted EBITDA	**$13.4**	**$13.2**	**$8.2**
Adjusted EBITDA Margin	26%	27%	19%
AUM/AUA ($B)	**$68.3**	**$63.3**	**$56.2**

1) Includes $2.0M, $1.9M and $2.6M in management fees from External Strategic Managers in Q3 2024, Q2 2024, and Q3 2023, respectively

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

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25AlTi Global ($ in Billions) 3Q’24 3Q'23 Beginning Balance: $40.4 $32.8 New Clients, Net (0.0) 0.0 Cash Flow, Net (0.3) (0.0) Market Performance, net 1.6 (0.8) Acquisitions 3.0 0.9 AUM at Period End $44.7 $32.9 Average AUM $42.5 $32.9 ($ in Billions) 3Q’24 3Q'23 Beginning Balance: $55.9 $48.6 Change 5.1 (0.1) AUA at Period End $61.0 $48.5 Average AUA $58.5 $48.5 Wealth & Capital Solutions – Wealth Management Operating Metrics – AUM/AUA Assets Under Management (AUM)Assets Under Advisement (AUA) See definitions in the Appendix. Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. Wealth Management AUM: $44.7 billion AUA: $61.0 billion

26AlTi Global Wealth & Capital Solutions – Alternatives Operating Metrics – AUM/AUA Alternatives Platform Alternatives Platform Fund Performance(2) ($ in Millions) 3Q'24 2Q’24 1Q’24 4Q’23 Event-Driven 0.60% 0.02% -0.26% 5.40% External Strategic Managers: Real Estate Bridge Lending -0.09% 0.81% 0.40% 0.34% European Long Short Equities 1.78% 5.29% 1.64% -0.11% Asian Credit and Special Situations 2.53% 2.78% 5.37% 3.20% ($ in Millions) July 1, 2024 Gross Appreciation Subscriptions Redemptions Distributions September 30, 2024 Average AUM/AUA Event-Driven $2,108 $31 $53 $(160) $(5) $2,027 $2,068 External Strategic Managers: Real Estate Bridge Lending(1) 2,081 4 - - 10 2,095 2,088 European Long Short Equities 1,732 54 85 (91) (7) 1,773 1,753 Asian Credit and Special Situations 1,426 48 1 (91) (9) 1,375 1,401 External Strategic Managers 5,239 106 86 (182) (6) 5,243 5,242 Total AUM/AUA $7,347 $137 $139 $(342) $(11) $7,270 $7,310 See definitions in the Appendix. 1) The fair value of this investment is reported on a one-month lag. 2) Past performance does not guarantee or indicate future results. The historical net performance presented above are unaudited. Please refer to Appendix for additional information.

27AlTi Global International Real Estate Select Financial and Operating Metrics ($ in Billions) 3Q’24 3Q’23 Beginning Balance: $8.6 $12.4 Change 0.4 (0.4) AUM/AUA at quarter end(1) $9.0 $12.0 Average AUM/AUA $8.8 $12.2 ($ in Millions) 3Q’24 2Q’24 3Q’23 Revenue $1.5 $1.0 $4.2 Mgmt./Advisory Fees 1.5 0.8 3.5 Other Income/Fees 0.0 0.2 0.6 Total Operating Expenses $8.0 9.6 $11.4 Operating Income (Loss) (6.5) (8.6) (7.3) Adjusted EBITDA $(2.1) $(3.3) $(3.5) Adjusted EBITDA Margin N/A N/A N/A AUM/AUA ($B) $9.0 $8.6 $12.0 Real Estate - Public & Private Funds See definitions in the Appendix. 1) AUA is reported with a one-quarter lag for HLIF as management fees are billed on that basis.

28AlTi Global ($ in Thousands, except share data) 3Q'24 3Q'23 Revenue Unaudited Unaudited Management/advisory fees $49,633 $44,004 Incentive fees 88 885 Distributions from investments 3,562 2,596 Other income/fees 60 701 Total income 53,343 48,186 Operating Expenses Compensation and employee benefits 40,470 40,009 Systems, technology and telephone 4,779 3,812 Sales, distribution and marketing 757 658 Occupancy costs 3,892 3,223 Professional fees 11,002 13,338 Travel and entertainment 1,178 1,082 Depreciation and amortization 4,621 3,676 General, administrative and other 2,657 7,455 Total operating expenses 69,356 73,254 Total operating income (loss) (16,013) (25,069) Other Income (Expenses) Impairment loss on goodwill and intangible assets (116,082) (153,859) Gain (loss) on investments 5,962 (1,959) Gain (loss) on TRA (2,536) 11,535 Gain (loss) on preferred stock tranche liability 1,140 - Gain (loss) on warrant liabilities 3,904 (49,743) Gain (loss) on earnout liabilities 4,413 48,304 Interest expense (5,194) (3,668) Interest income 2,685 - Other income (expense) 833 (91) Income (loss) before taxes (120,888) (174,550) Income tax (expense) benefit 9,483 1,782 Net income (loss) (111,405) (172,768) Net loss (income) attributed to non-controlling interests in subsidiaries (42,767) (83,097) Net income (loss) attributable to AlTi Global, Inc. $(68,638) $(89,671) Net Income (Loss) Per Share Basic $(0.88) $(1.41) Diluted $(0.88) $(1.41) Weighted Average Shares of Class A Common Stock Outstanding Basic 86,399,551 63,568,646 Diluted 86,399,551 63,568,646 Consolidated Income Statement Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

29AlTi Global ($ in Thousands, except share data) As of September 30, 2024 As of December 31, 2023 Assets Unaudited Unaudited Cash and cash equivalents $222,138 $ 15,348 Fees receivable, net 33,763 70,421 Investments at fair value 168,127 165,894 Equity method investments 7,411 14,194 Intangible assets, net of accumulated amortization 479,727 435,677 Goodwill 379,845 411,634 Operating lease right-of-use assets 54,269 48,313 Other assets, net 58,404 48,182 Contingent consideration receivable 2,408 - Assets held for sale - 56,634 Total assets $1,406,092 $1,266,297 Liabilities Accounts payable and accrued expenses $19,161 $37,156 Accrued compensation and profit sharing 40,634 61,768 Accrued member distributions payable 3,353 7,271 Warrant liabilities, at fair value 5,930 - Earn-out liabilities, at fair value 54,795 63,444 TRA liability 29,670 17,607 Preferred Stock Tranche liability 3,400 - Delayed share purchase agreement - 1,818 Earn-in consideration payable 942 1,830 Operating lease liabilities 65,615 56,123 Debt, net of unamortized deferred financing cost 128,422 186,353 Deferred tax liability, net 2,026 14,109 Deferred income 93 66 Other liabilities, net 14,026 22,467 Liabilities held for sale - 13,792 Total liabilities $368,067 $483,804 Mezzanine Equity Series A Redeemable Cumulative Convertible Preferred stock, $0.0001 par value 141,330 - Series C Redeemable Cumulative Convertible Preferred stock, $0.0001 par value 157,340 - Shareholders' Equity Common stock, Class A, $0.0001 par value (1) 9 7 Common stock, Class B, $0.0001 par value (2) - - Common stock, Class C Non-Voting, $0.0001 par value - - Additional paid-in capital 642,359 536,509 Retained earnings (accumulated deficit) (238,810) (193,527) Accumulated other comprehensive income (loss) 3,323 9,155 Total AlTi Global, Inc. shareholders’ equity 705,551 352,144 Non-controlling interest in subsidiaries 332,474 430,349 Total shareholders’ equity 1,038,025 782,493 Total liabilities, mezzanine equity, and shareholders’ equity $1,406,092 $1,266,297 Consolidated Balance Sheet 1) 93,686,980 shares outstanding as of September 30, 2024 2) 46,138,876 shares outstanding as of September 30, 2024 Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

Segment Income Statement

(Dollars in Thousands)	For the Three Months Ended 9/30/2024				For the Three Months Ended 9/30/2023			
	Wealth & Capital Solutions	International Real Estate	Corporate	Total	Wealth & Capital Solutions	International Real Estate	Corporate	Total
Revenue								
Management/advisory fees	$48,101	$1,532	$-	$49,633	$40,460	$3,544	$-	$44,004
Incentive fees	88	-	-	88	884	1	-	885
Distributions from investments	3,562	-	-	3,562	2,596	-	-	2,596
Other income/fees	27	3	30	60	92	609	-	701
Total income	$51,778	$1,535	$30	$53,343	$44,032	$4,154	$-	$48,186
Operating Expenses:								
Compensation and employee benefits	34,525	2,327	3,618	40,470	32,333	4,855	2,821	40,009
Systems, technology, and telephone	4,205	199	375	4,779	3,110	288	414	3,812
Sales, distribution, and marketing	620	66	71	757	491	49	118	658
Occupancy costs	3,438	232	222	3,892	2,676	454	93	3,223
Professional fees	3,787	4,270	2,945	11,002	6,391	3,527	3,422	13,340
Travel and entertainment	795	156	227	1,178	766	84	232	1,082
Depreciation and amortization	4,173	33	415	4,621	2,497	1,166	13	3,676
General, administrative, and other	2,234	748	(325)	2,657	2,546	995	3,914	7,455
Total operating expenses	$53,777	$8,031	$7,548	$69,356	$50,810	$11,418	$11,027	$73,255
Operating income (loss)	(1,999)	(6,496)	(7,518)	(16,013)	(6,778)	(7,264)	(11,027)	(25,069)
Other Income (Expenses):								
Impairment loss on goodwill and intangible assets	(74,267)	(41,815)	-	(116,082)	-	(153,859)	-	(153,859)
Gain (loss) on investments	5,607	368	(13)	5,962	1,574	(3,517)	(16)	(1,959)
Gain (loss) on Preferred stock tranche liability	-	-	1,140	1,140	-	-	-	-
Gain (loss) on warrant liabilities	-	-	3,904	3,904	-	-	-	-
Gain (loss) on earn-out liabilities	(5,304)	-	9,717	4,413	-	-	9,335	9,335
Gain (loss) on TRA	-	-	(2,536)	(2,536)	-	-	761	761
Interest expense	(562)	(79)	(4,553)	(5,194)	(557)	50	(3,161)	(3,668)
Interest income	610	120	1,955	2,685	-	-	-	-
Other income	840	-	(7)	833	(88)	(3)	-	(91)
Income (loss) before taxes	(75,075)	(47,902)	2,089	(120,888)	(5,849)	(164,593)	(4,108)	(174,550)
Income tax (expenses) benefit	(437)	1	9,919	9,483	(885)	(395)	3,062	1,782
Net income (loss)	$(75,512)	$(47,901)	$12,008	$(111,405)	$(6,734)	$(164,988)	$(1,046)	$(172,768)

AlTi Global

30

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

31AlTi Global For the Three Months Ended 6/30/2024 (Dollars in Thousands) Wealth & Capital Solutions International Real Estate Corporate Total Revenue Management/advisory fees $46,248 $780 $- $47,029 Incentive fees 52 - - 52 Distributions from investments 2,240 - - 2,240 Other income/fees (89) 219 - 130 Total income $48,452 $999 $105 $49,451 Operating Expenses: Compensation and employee benefits 29,998 5,362 3,533 38,893 Systems, technology, and telephone 4,163 238 409 4,809 Sales, distribution, and marketing 1,058 191 (48) 1,202 Occupancy costs 3,560 233 232 4,025 Professional fees 2,914 2,958 1,731 7,602 Travel and entertainment 946 137 243 1,326 Depreciation and amortization 3,599 45 169 3,813 General, administrative, and other 1,623 425 691 2,739 Total operating expenses $47,861 $9,589 $6,958 $64,409 Operating income (loss) 590 (8,590) (6,958) (14,957) Other Income (Expenses): Impairment loss on goodwill and intangible assets - (695) - (695) Gain (loss) on investments 13,794 (2,486) 49 11,356 Gain (loss) on Preferred stock tranche liability - - - Gain (loss) on warrant liabilities - - 409 409 Gain (loss) on earn-out liabilities (758) - (1,188) (1,945) Gain (loss) on TRA - - 389 389 Interest expense (190) 35 (4,696) (4,850) Interest income 186 - 376 562 Other income 7 (1) 7 13 Income (loss) before taxes 13,630 (11,737) (11,611) (9,718) Income tax (expenses) benefit (796) 122 1,430 756 Net income (loss) $12,833 $(11,615) $(10,180) $(8,961) Segment Income Statement (cont.) Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

Non-GAAP Reconciliation

($ in Thousands)	For the Three Months Ended 9/30/2024				For the Three Months Ended 9/30/2023			
	Wealth & Capital Solutions	International Real Estate	Corporate	Total	Wealth & Capital Solutions	International Real Estate	Corporate	Total
Net income before taxes	$(75,075)	$(47,902)	$2,089	$(120,888)	$(5,849)	$(164,593)	$(4,108)	$(174,550)
Stock based compensation [1]	6,516	(10)	1,031	7,537	7,040	340	464	7,844
Transaction expenses [2]	4,015	(522)	2,432	5,924	3,375	2,074	2,403	7,852
Change in fair value of warrant liabilities [3]	-	-	(3,904)	(3,904)	-	-	-	-
Change in fair value of (gains)/losses on TRA [4]	-	-	2,536	2,536	-	-	(761)	(761)
Changes in fair value of (gains)/losses on investments [5]	(6,383)	(447)	(5)	(6,835)	188	-	-	188
Change in fair value of earn-out liabilities [6]	5,340	-	(9,717)	(4,377)	-	-	(9,335)	(9,335)
Organization streamlining cost [7]	53	4,000		4,053	624	1,323	411	2,358
Impairment (non-cash) [8]	44,920	1,544	-	46,464	-	1,862	-	1,862
Impairment goodwill [9]	29,367	40,357	-	69,724	-	153,859	-	153,859
(Gains)/Losses on EMI/Carried Interest (non-cash) [10]	(50)	285	-	235	(183)	(255)	-	(438)
EMI Adjustments (Interest, Depreciation, Taxes & Amortization) [11]	-	492	-	492	-	787	-	787
Change in fair value of Preferred stock tranche liability [12]	-	-	(1,140)	(1,140)	-	-	-	-
Adjusted income (loss) before taxes	8,703	(2,203)	(6,679)	(179)	5,195	(4,603)	(10,926)	(10,334)
Adjusted income tax benefit (expense)	(2,300)	151	-	(2,149)	(1,221)	921	3,262	2,962
Adjusted Net Income	6,403	(2,052)	(6,679)	(2,328)	3,974	(3,682)	(7,664)	(7,372)
Interest expense	562	79	4,553	5,194	557	(50)	3,161	3,668
Income tax (benefit) expense	437	(1)	(9,919)	(9,483)	885	395	(3,062)	(1,782)
Net income tax adjustments	1,863	(150)	9,919	11,632	336	(1,316)	(200)	(1,180)
Depreciation and amortization	4,173	33	415	4,621	2,497	1,166	13	3,676
Adjusted EBITDA	$13,438	($2,091)	$(1,711)	$9,636	$8,249	$(3,487)	$(7,752)	$(2,990)

1) Add-back of non-cash expense related to awards of Class A Common stock (approved post-Business Combination).
2) Add-back of transaction expenses related to the Business Combination, subsequent acquisitions or divestitures, and issuance of preferred and common stock, including professional fees.
3) Represents the change in fair value of the warrant liabilities.
4) Represents the change in unrealized gains/losses related primarily to the TRA liability.
5) Represents the change in unrealized gains/losses related to Investments held at fair value.
6) Represents the change in fair value of the earn-out liabilities.
7) Represents cost to implement organization change to derive cost synergy.
8) Represents impairment of carried interest/equity method investments and intangible assets.
9) Represents the impairment of goodwill.
10) Represents the amortization of the step-up in equity method investments.
11) Represents reported interest, depreciation, amortization, and tax adjustments of the Company's equity method investments.
12) Represents the change in fair value of Preferred stock tranche liability.

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AlTi Global
32

Non-GAAP Reconciliation (cont.)

($ in Thousands)	For the Three Months Ended 6/30/2024 Wealth & Capital Solutions	International Real Estate	Corporate	Total
Net income before taxes	$13,581	$(11,787)	$(11,509)	$(9,715)
Stock based compensation[1]	3,076	40	483	3,599
Transaction expenses[2]	4,973	1,900	1,480	8,353
Change in fair value of warrant liabilities[3]	-	-	(409)	(409)
Change in fair value of (gains)/losses on TRA[4]	-	-	(6,322)	(6,322)
Changes in fair value of (gains)/losses on investments[5]	(11,163)	243	5,892	(5,028)
Change in fair value of earn-out liabilities[6]	722	-	1,187	1,909
Organization streamlining cost[7]	972	234	1,256	2,462
Impairment (non-cash)[8]	2,354	3,813	-	6,167
Impairment goodwill[9]	-	-	-	-
(Gains)/Losses on EMI/Carried Interest (non-cash)[10]	(4,433)	274	-	(4,159)
EMI Adjustments (Interest, Depreciation, Taxes & Amortization)[11]	-	(54)	-	(54)
Change in fair value of Preferred stock tranche liability[12]	-	-	-	-
Adjusted income (loss) before taxes	10,082	(5,337)	(7,941)	(3,197)
Adjusted income tax benefit (expense)	(1,693)	393	1,900	601
Adjusted Net Income	8,389	(4,944)	(6,041)	(2,596)
Interest expense	190	(35)	4,696	4,851
Income tax expense	796	(122)	(1,430)	(756)
Net income tax adjustments	897	(271)	(470)	155
Depreciation and amortization	3,599	45	169	3,813
Adjusted EBITDA	$13,871	$(5,327)	$(3,076)	$5,467

AITi Global

1) Add-back of non-cash expense related to awards of Class A Common stock (approved post-Business Combination).
2) Add-back of transaction expenses related to the Business Combination, subsequent acquisitions or divestitures, and issuance of preferred and common stock, including professional fees.
3) Represents the change in fair value of the warrant liabilities.
4) Represents the change in unrealized gains/losses related primarily to the TRA liability.
5) Represents the change in unrealized gains/losses related to Investments held at fair value and includes the non-recurring realized gain for the sale of FOS ($9.4M).
6) Represents the change in fair value of the earn-out liabilities.
7) Represents cost to implement organization change to derive cost synergy.
8) Represents impairment of carried interest/equity method investments and intangible assets.
9) Represents the impairment of goodwill.
10) Represents the amortization of the step-up in equity method investments.
11) Represents reported interest, depreciation, amortization, and tax adjustments of the Company's equity method investments.
12) Represents the change in fair value of Preferred stock tranche liability.

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

33

34AlTi Global Appendix

35AlTi Global Glossary Assets Under Management and Assets Under Advisement. For financial presentation purposes, total assets under management and assets under advisement (“AUM/AUA”) of AlTi Global is calculated as set forth below: AUM/AUA includes billable and non-billable assets. Billable assets represent the portion of assets on which we charges fees, including under co-investment arrangements. For the purpose of calculating co-investment assets, we include the gross asset value of all assets managed or supervised by operating partner subsidiaries, affiliates and joint ventures in which we hold either a majority or minority stake. Non-billable assets are exempt of fees. They consist of assets such as cash and cash equivalents, real estate, investment consulting assets and other designated assets. Our AUM/AUA also includes the assets under management of each of our External Strategic Managers. Unless otherwise defined, AUM refers to assets on which a business provides continuous and regular billable supervisory or management services. As noted, our AUM/AUA includes the AUM of our external strategic managers as we believe including such AUM presents a more accurate depiction of the respective businesses. However, the AUM of the external strategic managers should not be viewed as part our AUM for regulatory and/or statutory purposes under the U.S. Investment Advisers Act of 1940, as amended. Adjusted EBITDA. We use Adjusted EBITDA as a non-US GAAP measure to track our performance and assess our ability to service our borrowings. This is a non-US GAAP financial measure supplement and should be considered in addition to and not in lieu of, the results of operations, prepared in accordance with US GAAP. Adjusted EBITDA is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of net income (loss). Adjusted EBITDA represents adjusted net income plus (a) interest expense, net, (b) income tax expense, (c) adjusted income tax expense less income tax expense, and (d) depreciation and amortization expense. Adjusted Net Income. We use Adjusted Net Income as a non-US GAAP measure to track our performance and assess our ability to service our borrowings. This is a non-US GAAP financial measure supplement and should be considered in addition to and not in lieu of, the results of operations, prepared in accordance with U.S. GAAP. Adjusted Net Income represents net income (loss) before taxes plus (a) equity-settled share-based payments, (b) transaction-related costs, including professional fees, (c) impairment of equity method investments, (d) change in fair value of investment or other financial instruments, (e) onetime bonuses recorded in the statement of operations, (f) compensation expense related to the earn-in of certain variable interest entities, and (g) adjusted income tax expense. Billable Assets. Represents the portion of our AUM/AUA on which we charge fees. External Strategic Managers. are those managers in which the we have made an external investment, and the strategies of these managers include Real Estate Bridge Lending, European Long/Short Equity and Asian Credit and Special Situations. MFO. Multi-family office Mgmt./Advisory Fees. Mgmt./Advisory fees represent fees recurring in nature, primarily management fees. Impact Investing. Investment practices seeking to generate various levels of financial performance together with the generation of positive measurable environmental and social impacts. Recurring revenues. Management/Advisory fees plus the management fee portion of distribution from investments. UHNW. Ultra High Net Worth individuals are people with a net worth of at least $30 million.

36AlTi Global Footnotes Past performance does not guarantee or indicate future results. The historical net performance presented are unaudited. A description of the strategies is provided below: Event-driven: The Event-driven strategy is based in New York. This strategy, which has $2.1 billion of AUM as of September 30, 2024, focuses on 0-to-30-day events within the merger process. The investment team employs deep research on each situation in the portfolio with a focus on complex, hostile, up-for-sale situations where our primary research work can drive uncorrelated alpha. The research and investment process is focused on hard catalyst events and is not dependent on deal flow. Real Estate Bridge Lending : The Real Estate Bridge Lending strategy is managed by an external manager based in Toronto and focuses on complex construction, term, and pre-development bridge loans throughout North America. The strategy has $2.1 billion AUM as of September 30, 2024. The strategy’s diversified portfolio primarily consists of first lien mortgages with little to no structural leverage. The team places an emphasis on risk management via rigorous underwriting consisting of borrower analysis, vetting, and extensive monitoring across all major real estate asset classes. European Long Short Equities: The European Long Short Equities strategy is managed by an external manager based in London. The strategy has $1.8 billion AUM as of September 30, 2024, and trades the portfolio actively and absolute return-oriented with a focus on financials, cyclicals, and mining and minerals. The strategy is market agnostic and runs with a variable net exposure, equally comfortable net long or net short. Asia Credit and Special Situations: The Asia Credit and Special Situations strategy is managed by an external manager based in Hong Kong. The strategy has $1.4 billion AUM as of September 30, 2024, and includes performing, stressed, and distressed bonds and loans throughout the Asia Pacific region. The manager strives to capitalize on what it believes is an under-researched and inefficient market with limited competition and attractive levels of stressed and distressed activity.

37AlTi Global Investment • Up to $300M ($250M funded July 31, 2024. Option to invest an additional $50M in the future) • $150M ($115M funded in April 2024 and $35M funded in May 2024) Common stock • $110M at close through a new issue of 19.3 million shares of common stock (Class A) at a price of $5.69 • Ownership cap to prevent Allianz ownership of voting securities from exceeding 24.9% of total common stock • N/A Preferred instrument • $140M at close via new convertible preferred stock (Series A) • Additional $50M also via new convertible preferred stock (Series A) • $150M via new convertible preferred stock (Series C) Dividend rate • 9.75% PIK, paid 50% in common stock and 50% in new Series A preferred stock • Dividend rate reduces if AlTi stock price >$12.50 • 9.75% PIK, paid in new Series C preferred stock • Dividend rate reduces if AlTi stock price >$12.50 • AlTi can elect to settle all or a portion of PIK dividends in cash Conversion Right • Holder has conversion right after 2 years into AlTi common stock at a conversion price of $8.70 • Mandatory conversion after 3 years if daily VWAP is equal or greater than $15.23 • Holder has conversion right after 5 years into AlTi common stock at a conversion price of $8.70 • AlTi can elect to settle any conversion in cash rather than common stock Redemption rights • AlTi and Holder have redemption rights after 30 years • Investor has a redemption right after 5 years • AlTi has a redemption right after 3 years • AlTi can elect to settle part of the redemption value in AlTi common stock Warrants • Warrants over 5 million shares of Class A common stock • Strike price of $7.40 • Warrants over 2 million shares of Class A common stock • Strike price of $7.40 Strategic Partnerships

38AlTi Global Thank You